UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 7, 2010

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 7, 2010, Wave Systems Corp. (the “Company”) entered into a Patent Purchase Agreement (the “Patent Purchase Agreement”) with Antique Books, Inc. and Robert Thibadeau, Ph.D. pursuant to which the Company acquired two U.S. patents pertaining to the methods and systems for promoting security in a computer employing attached storage devices for an aggregate purchase price of $1.1 million in cash.  Mr. Thibadeau is the sole shareholder of Antique Books, Inc. and has served as a Senior Vice President and Chief Scientist of the Company since February 2010.

The foregoing description of the Patent Purchase Agreement is qualified in its entirety by the Patent Purchase Agreement which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.  Other Events.

On May 10, 2010, the Company announced the acquisition of the patents referred to above via a press release entitled “Wave Strengthens IP Position with Acquisition of Storage Security Patents”.  A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description

10.1	Patent Purchase Agreement, dated May 7, 2010, by and among Wave Systems Corp., Antique Books, Inc. and Robert Thibadeau, Ph. D.

99.1	Press Release dated May 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/ Gerard T. Feeney
Gerard T. Feeney
Chief Financial Officer

Dated: May 12, 2010

EXHIBIT INDEX

Exhibit	Description

10.1	Patent Purchase Agreement, dated May 7, 2010, by and among Wave Systems Corp., Antique Books, Inc. and Robert Thibadeau, Ph. D.

99.1	Press Release dated May 10, 2010.